Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of LoJack Corporation on Form S-8 of our report dated February 15, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for international license fees in the year ended February 28, 2001), appearing in the Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 17, 2003